UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                       0-26224                    51-0317849
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

The information set forth in Item 5.02 relating to certain agreements entered into between Integra LifeSciences Holdings Corporation (the "Company") and Maureen B. Bellantoni is incorporated by reference herein.


ITEM 5.02. DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)(c) On January 10, 2006, Maureen B. Bellantoni joined the Company as Executive Vice President and Chief Financial Officer.

David Holtz, currently Senior Vice President, Finance of the Company, ceased to be the Company's principal financial officer in connection with Ms. Bellantoni's appointment, but will maintain his role of principal accounting officer.

Ms. Bellantoni served as Senior Vice President and Chief Financial Officer of CP Kelco, a global leader in the hydrocolloids market from 2003 through its sale to J.M. Huber in October 2004. From 2000 to 2002, Ms. Bellantoni served as Chief Financial Officer North America and Senior Vice President of Finance of Burger King. During 1999 to 2000, she served as Executive Vice President Finance, for Rohn Industries Inc. a publicly traded telecommunications company. From 1993 to 1998, she served at Sara Lee Corporation as President and Chief Operating Officer for their Bil Mar Foods division, Vice President, Finance and Chief Financial Officer for Sara Lee Meats, and Vice President, Finance and Chief Financial Officer for PYA/Monarch, Inc. From 1985 to 1993, Ms. Bellantoni was with Emerson Electric Company, as Vice President, Finance and Chief Financial Officer for their Automatic Switch Division and Vice President, Far East and Vice President, Finance and Chief Financial Officer for the Branson Ultrasonics Corporation.

On January 10, 2006, the Company entered into an Employment Agreement with Ms. Bellantoni. The following is a summary of the material terms of the agreement.

Term

The employment agreement provides for a term of employment with the Company through January 10, 2007, with an automatic extension of the term of employment for consecutive one year periods unless the Company or Ms. Bellantoni provides notice that it or she elects not to extend the term.

Compensation and Benefits

The employment agreement provides that Ms. Bellantoni's base salary will be $300,000. In addition, Ms. Bellantoni will have a target bonus opportunity of 40% of her base salary, based upon the satisfaction of certain performance objectives as determined by the Compensation Committee of the Board of Directors of the Company, in its sole discretion. The bonus will be paid part in cash and part in restricted equity securities. Ms. Bellantoni is also eligible to participate in the Company's employee benefit plans, stock-based plans and any other plans and benefits covering executives of the Company.

Ms. Bellantoni will be reimbursed for (i) reasonable expenses for a temporary apartment and rental car for ninety days, (ii) up to $25,000 of expenses incurred in relocating her principal residence and (iii) up to $75,000 of real estate brokerage and legal fees arising from the purchase of a principal residence within commuting distance of the Company's headquarters. Ms. Bellantoni will be required to reimburse the Company for all of the above amounts if she terminates her employment with the Company during the initial term of the employment agreement and for half of the above amounts if the agreement is renewed and she terminates her employment with the Company between January 11, 2007 and January 10, 2008.

Equity Grant

On January 10, 2006, pursuant to the terms of her employment agreement, Ms. Bellantoni received an award of 10,000 shares of the Company's common stock, subject to restrictions and forfeiture, under the Company's 2003 Equity Incentive Plan. The award agreement provides that shares of common stock will be issued to Ms. Bellantoni on January 10, 2009 if the Company sales in 2006, 2007 or 2008 are greater than sales in 2005. The shares will be issued earlier if the Company experiences a change in control.

Severance Payments

If Ms. Bellantoni's employment with the Company is terminated by the Company for a reason other than death, disability or cause or Ms. Bellantoni terminates her employment with the Company for good reason, the Company will pay to her a lump sum cash severance amount equal to her annual base salary as of her last day of active employment. In addition, the Company will continue to maintain and provide to Ms. Bellantoni continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans of the Company in which she would have been entitled to participate had her employment not terminated, at no cost, for a period ending on the earlier to occur of (i) the first anniversary of her last day of employment, (ii) the date she is employed on a full-time basis by another employer, or (iii) her death, provided the continued participation in such plan is not prohibited by the terms of the plan or for legal reasons. The Company will also reimburse Ms. Bellantoni for any expenses that she incurred in relocating her principal residence for which she is entitled to be reimbursed, including reimbursement for income taxes that she incurs, if any, on any amounts reimbursed to her.

Ms. Bellantoni's employment agreement provides that, instead of the foregoing severance benefits, if within 12 months of a change in control of the Company, her employment with the Company is terminated by the Company for a reason other than death, disability or cause or she terminates employment with the Company for good reason, the Company will pay to her a lump sum cash payment equal to
2.99 times the sum of her annual base salary as of her last day of active employment and target bonus. In addition, the Company will continue to maintain and provide to Ms. Bellantoni continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans of the Company in which she would have been entitled to participate in had her employment not terminated, at no cost, for a period ending on the earlier to occur of (i) the first anniversary of her last day of employment or (ii) her death, provided the continued participation in such plan is not prohibited by the terms of the plan or for legal reasons. All reasonable fees and expenses incurred by Ms. Bellantoni as a result of her termination of employment will be paid by the Company.

The above severance benefits are conditioned on Ms. Bellantoni and the Company executing a release.

If any payment, coverage or benefit provided to Ms. Bellantoni is subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), she will receive a "gross-up" payment so she would be in the same net after-tax position she would have been in had Sections 280G and 4999 not been part of the Code.

Restrictive Covenants

Ms. Bellantoni's employment agreement provides that during the term of this agreement, and for the one year period after Ms. Bellantoni's termination of employment with the Company, Ms. Bellantoni will be subject to certain covenants not to compete against the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

99.1             Press release issued January 10, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

       Date: January 17, 2006          By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer

                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------

99.1             Press release issued January 10, 2006